UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2015

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 12, 2015 the Board of Directors of Fannie Mae adopted performance goals for 2015, which we refer to as the 2015 Board of Directors’ goals. These goals are described below. A principal element of compensation for each of our officers who is identified as an “executive officer” in our Annual Report on Form 10-K for the year ended December 31, 2014 other than our Chief Executive Officer is deferred salary, a portion of which is subject to reduction, or “at-risk,” based on performance. One half of our executives’ at-risk deferred salary is subject to reduction based on corporate performance and the other half is subject to reduction based on individual performance. Performance against the 2015 Board of Directors’ goals will be a factor considered in determining the individual performance of our executives for purposes of the individual performance-based component of their 2015 at-risk deferred salary.
2015 Board of Directors Goals

1.	Sustain and grow partnerships with lenders and other key housing stakeholders.

2.	Serve the market by providing products and services that help people own, rent, or stay in their homes.

3.	Build sustainable financial performance.

4.	Maintain a disciplined risk, control, and compliance environment.

5.	Improve the company’s capabilities, infrastructure, and efficiency to prepare for a more competitive future.

6.	Develop our workforce so that it is ready to meet the business challenges of today and into the future.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Timothy J. Mayopoulos
Timothy J. Mayopoulos
President and Chief Executive Officer
Date: March 17, 2015